UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2009

SulphCo, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On October 17, 2009, Edward G. Rosenblum notified SulphCo, Inc. (“SulphCo” or the “Company”) that he had resigned as director of the Company effective immediately.  On October 20, 2009, the Company issued a press release reporting Mr. Rosenblum’s resignation.  At the time of his resignation, Mr. Rosenblum was a member of the Compensation Committee.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

By press release issued on October 19, 2009, SulphCo announced that it was hosting an investor conference call on October 20, 2009.  The Company’s presentation for the investor conference call is furnished as Exhibit 99.2 to this Form 8-K.

A teleconference replay of the call will be available through November 20, 2009, by dialing 888-843-8996 in the U.S., or 630-652-3044 from outside of the U.S.  The pass code required to access the replay is 25538107.

A webcast replay will be accessible until January 20, 2010 by visiting http://webcast.streamlogics.com/audience/index.asp?eventid=55770509  .

The information under Item 7.01 and in Exhibit 99.2 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information under Item 7.01 and in Exhibit 99.1 in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Title or Description
99.1	SulphCo, Inc. Press Release Dated October 20, 2009
99.2	SulphCo, Inc. – October 20, 2009 Investor Conference Call Presentation

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SulphCo, Inc.

Dated as of: October 20, 2009	By:	/s/ Stanley W. Farmer
		Name:	Stanley W. Farmer
		Title:	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

3